1 NewtekOne, Inc. Announces Balance Sheet Metrics for 1Q25 and Reiterates EPS Guidance for 2025 Boca Raton, FL, April 8, 2025 - NewtekOne, Inc. (the “Company”) (NASDAQ: NEWT) is pleased to provide the following preliminary loan and deposit metrics for its first quarter ending March 31, 2025:  SBA 7(a) loans. In 1Q25, the Company originated 580 SBA 7(a) loans totaling $213 million, which compares to 1Q24 SBA 7(a) originations of 489 totaling $212 million. SBA 7(a) loans held for investment (“HFI”) within Newtek Bank, N.A. (“Newtek Bank”) stood at roughly $407 million as of March 31, up 7% from December 31, 2024 and 90% from March 31, 2024. NewtekOne continues to project SBA 7(a) originations for 2025 at $1 billion.  Commercial Real Estate (“CRE”) and Commercial & Industrial (“C&I”) loans. Newtek Bank originated $41 million and $23 million of CRE and C&I loans HFI in 1Q25. Newtek Bank’s CRE and C&I loans HFI portfolio totaled $231 million and $51 million, respectively, at March 31. Q/Q growth in the CRE portfolio was particularly strong at 20% while sequential net growth in the C&I portfolio of 7% included $20 million of C&I loans sold during Q1. Expected 2025 growth of $225 million in CRE and C&I balances implies a year-end combined CRE/C&I portfolio at Newtek Bank of roughly $464 million, or 94% Y/Y growth. We believe that growth of the CRE and C&I portfolio adds diversification to Newtek Bank’s total loan portfolio and reduces risks with different borrower profiles and with loans underwritten in higher interest and cap rate environments.  SBA 504 loans. In 1Q25, the Company’s non-bank subsidiary and Newtek Bank originated $17 million of SBA 504 loans and executed $13 million of SBA 504 loan sales. The Company continues to anticipate $250 million of SBA 504 loan originations in 2025.  Alternative Loan Program (“ALP”) loans. The Company originated $68.5 million of ALP loans in 1Q25 and continues to estimate $500 million of ALP originations in 2025. ALP loans are held on the Company’s balance sheet and in its two joint ventures.  Deposits. Newtek Bank ended 1Q25 with approximately $1.06 billion1 of deposits, a sequential increase of 2% over 4Q24 and year-over-year increase of 88%. On a Q/Q basis, business deposits increased 8.9%, core consumer deposit balances grew 2.5%, and wholesale deposits declined 32%. The Company continues to project Newtek Bank’s deposits to grow by $245 million in 2025.

2 Barry Sloane, CEO, President and Chairman, said, “As loan and deposit volumes are tracking at or above projections, we remain comfortable with 2025 EPS guidance of $2.10-$2.50 per share. We continue to find comfort in the above-average profitability our operating model generates, which we believe is particularly pertinent in times of elevated volatility similar to what the broader market is experiencing now. We look forward to sharing 1Q25 results with the investment community on May 6.” Mr. Sloane continued, “We are encouraged by our ability to continue to originate loans and to grow deposits. Our technology-enabled, patented platform for client acquisition, NewTracker®, supports our ability to efficiently source new client opportunities and, from a lending perspective, to quickly identify and process higher quality credits. NewTracker® generates 600-900 referrals per day at no incremental cost to us. Our internally developed technology enabled platform supports balance sheet growth well in excess of banking industry growth as well as what we believe is our industry-leading profitability. In addition, and most importantly, our technology enabled platform allows our customer-facing, on- camera staff to take deposits, make loans, and provide vital business and financial solutions to our clients without having to use expensive branches, traditional bankers, brokers, or business development officers, which allowed us to post a 2024 efficiency ratio at Newtek Bank of approximately 43%.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com).

3 Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage are registered trademarks of NewtekOne, Inc. 1 – Deposits include affiliate deposits. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. Information regarding loan and deposit metrics consist of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended March 31, 2025. See “Note Regarding Forward- Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com